Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): December 23, 2005




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


                         6201 Bristol Parkway
                    Culver City, California 90230
                 (213) 627-8878 Fax: (310) 215-0404



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

SECTION  1.   Registrant's Business and Operations              Not  Applicable

SECTION  2.   Financial  Information                            Not  Applicable

SECTION  3.   Securities and Trading Markets                    Not  Applicable

SECTION  4.   Matters Relating to Accountants and Financial Statements

SECTION  5.  Corporate governance and Management                Not  Applicable

SECTION  6.  Reserved                                           Not  Applicable

SECTION  7.  Regulation FD                                      Not  Applicable

On December 23, 2005, the registrant issued a press release announcing that CAPNET IPA has entered Into a Management Services Agreement with Regal Medical Group

SECTION  8:  Other Events

SECTION  9:  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

c.    Exhibits

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  99.1  -  A copy of the press release of December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Meridian  Holdings,  Inc.
                                          (Registrant)

Date:  December 23, 2005              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)

                                    EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE:  Friday  December  23,  2005, 6am EST.

Meridian's CAPNET IPA Enters Into a Management Services Agreement with Regal Medical Group

Culver City, CA, December 23, 2005, Anthony C. Dike, Chairman and CEO of Meridian Holdings, Inc. (OTCBB: MRDH), announced today that CAPNET IPA has entered into a Management Services Agreement with Regal Medical Group "Regal", based in Northridge California.

Under the terms of the agreement which becomes effective immediately, Regal will evaluate contracts and represent CAPNET in negotiations with payors, hospitals, ancillary vendors and physicians who provide medical services to enrollees on behalf of CAPNET. Simultaneous to this agreement, the parties have executed a virtual pool agreement that allows CAPNET access to over 17 managed care contracts with various HMO/Payors within Southern California.

"We have great confidence in the talents and synergies presented by this strategic relationship with Regal. We believe that this agreement will provide us with the ability to rapidly grow our IPA patient membership within Southern California, thereby increasing our revenue stream, and provide more value to our shareholders'' said Dike.

"We are very excited in this relationship with CAPNET, and will help bring more value to their provider network", said Will Jukes, Regional Vice president of Regal Medical Group. "Since our formation, we have been at the forefront in search of excellence. By combining the benefits of a well-managed and centralized administration function with the personalized attention of community based groups and individual practitioners, we offer a fresh perspective and sound solutions to health care challenges" Jukes said.

About  Regal  Medical  Group.

Regal Medical Group, represents the future in medicine. Throughout the history of our medical group, we have diligently invested our time and resources in the development of programs and services responsive to the healthcare needs of today's patient, while adapting to the increasingly diverse needs of tomorrow's health care agenda. We design our networks to offer patients a comprehensive range of medical care in convenient locations, provide the affiliated physicians with access to managed care contracts and establish a single provider source for health maintenance organizations ("HMOs") and other payors to proactively manage physician and hospital networks.

About  Meridian  Holdings,  Inc.  and  CAPNET  IPA

Meridian Holdings, Inc. is a Healthcare Services and Technology Company. Meridian's network of affiliated companies is designed to encourage maximum leverage of information technology, operational excellence, industry expertise, and synergistic business opportunities. Meridian is committed to building shareholder value by positioning affiliated companies as independent business entities in which Meridian shareholders enjoy equity participation. The company's CAPNET IPA business unit is an Independent Practice Association physician network, located within Southern California. For more information please visit our website at www.meho.com and www.capnet.com respectively.
                                 ------------       --------------
NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the Company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological, and other factors discussed in the statements and/or in the Company's filings with the Securities and Exchange Commission.
For  more  information

Please  Contact

For  Meridian
Anthony  C.  Dike/  CEO
213-627-8878

For  Regal
Will  Jukes/  Regional  Vice  President
818-654-3424